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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of
Corporate Income Fund,
Intermediate Term Series-100, Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-02041 of our opinion dated February 6, 1997, relating to the statement of condition of Corporate Income Fund, Intermediate Term Series-100, Defined Asset Funds and to the reference to us under the heading "Miscellaneous--Auditors" in the Prospectus which is a part of this Registration Statement.





DELOITTE & TOUCHE LLP
New York, N.Y.
February 6, 1997